10F-3 REPORT

           SMITH BARNEY INVESTMENT FUNDS INC.
           SMITH BARNEY PRINCIPAL RETURN FUND
		SECURITY AND GROWTH FUND

      June 1, 2004 through November 30, 2004

             Trade                                 Trade  % Received 	% of
Issuer       Date    Selling Dealer Shares  Price  Amount   by Fund  Issue(1)
TODCO- CL A  9/15/04 Morgan Stanley 116,000 15.75 1,827,000 0.0875  2.264%



(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.